Exhibit 99.1

INVESTOR AND MEDIA CONTACT	Joe McNeely
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE February 19, 2013

FreightCar America, Inc. Leases Railcar Manufacturing Capacity

Chicago, IL, February 19, 2013 — FreightCar America, Inc. (NASDAQ: RAIL) today announced that it has sub-leased approximately 25% of Navistar, Inc.’s Cherokee, Alabama manufacturing facility. Opened in 2008 and located in the Shoals region of Alabama, the state-of-the-art production facility was designed to efficiently build a wide variety of railcar types. FreightCar is preparing the Shoals facility for operation, with the first deliveries of new railcars expected in the second half of 2013. When fully operational, the facility will have the capacity to build over 7,000 railcars per year.

In connection with the transaction, the Company also entered into several related agreements with Navistar for the supply of parts and production support services and the purchase of production equipment at the Shoals facility. The Company expects to invest up to $23 million to equip and make the facility operational.

Ed Whalen, President and CEO, said “This transaction is an important part of our long-term growth strategy as we continue to expand our railcar product and service offerings outside of our traditional coal car market. While our existing facilities will continue to support our coal products, the Shoals facility will allow us to produce a broader variety of railcars in a cost effective and efficient manner. In addition, the facility layout, automated production equipment, proximity to key suppliers and new supply agreements will increase our flexibility and make us more competitive in the marketplace. We very much appreciate the support that we have received from the State of Alabama and local Shoals region communities as we make this facility operational.”

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The Company will host a conference call and live webcast on Wednesday, February 20, 2013 at 11:00 a.m. (Eastern Standard Time) to discuss the Company’s fourth quarter and full year 2012 financial results and the details of this announcement. To participate in the conference call, please dial (800) 230-1093, Confirmation Number 281877. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call. The live audio-only webcast can be accessed at:

Event URL: https://im.csgsystems.com/cgi-bin/confCast

Conference ID#: 281877

If you need technical assistance, call the toll-free AT&T Conference Casting Support Help Line at 1-888-793-6118. Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. An audio replay of the conference call will be available beginning at 1:00 p.m. (Eastern Standard Time) on February 20, 2013 until 11:59 p.m. (Eastern Daylight Time) on March 20, 2013. To access the replay, please dial (800) 475-6701. The replay pass code is 281877. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

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FreightCar America, Inc. manufactures railroad freight cars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary, and provides railcar maintenance, repairs and management through its FreightCar Rail Services, LLC subsidiary. FreightCar America designs and builds coal cars, bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has facilities in the following locations: Clinton, Indiana, Cherokee, Alabama, Danville, Illinois, Lakewood, Colorado, Grand Island, Nebraska, Hastings, Nebraska, Johnstown, Pennsylvania, and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

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